                                 EXHIBIT 24



                         PROTECTIVE LIFE CORPORATION
                           2801 HIGHWAY 280 SOUTH
                         BIRMINGHAM, ALABAMA  35223


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of Protective Life Corporation, a Delaware corporation (the "Corporation"), hereby constitute and appoint Drayton Nabers, Jr., John D. Johns, Deborah J. Long, and Jerry W. DeFoor, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation a Registration Statement on Form S-8 of the Corporation to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to the shares of the Corporation's common stock to be issued in connection with the Protective Life Corporation 401(k) and Stock Ownership Plan and to the interests in said Plan, and the undersigned hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Dated: August 7, 1995

             NAME                                   TITLE


    /s/ Drayton Nabers, Jr.           Chairman of the Board, and
    Drayton Nabers, Jr.               President, Chief Executive Officer


    /s/ John D. Johns                 Executive Vice President
    John D. Johns                     and Chief Financial Officer


    /s/ Jerry W. DeFoor               Vice President and Controller,
    Jerry W. DeFoor                   and Chief Accounting Officer


    /s/ William J. Rushton III        Chairman Emeritus and Director
    William J. Rushton III

             NAME                                 TITLE


    /s/ John W. Woods                           Director
    John W. Woods


    /s/ William J. Cabaniss, Jr.                Director
    William J. Cabaniss, Jr.


    /s/ H. G. Pattillo                          Director
    H. G. Pattillo


    /s/ Edward L. Addison                       Director
    Edward L. Addison

    /s/ John J. McMahon, Jr.                    Director
    John J. McMahon, Jr.


    /s/ A. W. Dahlberg                          Director
    A. W. Dahlberg


    /s/ John W. Rouse, Jr.                      Director
    John W. Rouse, Jr.


    /s/ Robert T. David                         Director
    Robert T. David


    /s/ Ronald L. Kuehn, Jr.                    Director
    Ronald L. Kuehn, Jr.


    /s/ Herbert A. Sklenar                      Director
    Herbert A. Sklenar